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                                                                    Exhibit 99.3

[LOGO & NASDAQ LETTERHEAD]
NASDAQ

Douglas D. McKenney, CFA
Director
Listing Qualifications
The Nasdaq Stock MArket, Inc.
(301) 978-8011

By Facsimile and First Class Mail
---------------------------------

February 18, 2005

Michael R. Burris
Senior Vice President - Finance
and Chief Financial Officer
Benihana Inc.
8685 Northwest 53rd Terrace
Miami, Florida  33166

Re:     Benihana Inc. (the "Company")
        Nasdaq Symbol: BNHN

Dear Mr. Burris:

On February 18, 2005, Staff notified the Company that it had not paid its annual fee as required by Marketplace Rule 4500. Subsequently, we have confirmed that the Company has paid the applicable fee and this matter is now closed. Nonetheless as detailed in Staff's February 18, 2005, determination letter the Company remains delinquent in its filing obligations and does not comply with Marketplace Rule 4310(c)(14).

If you have nay questions, please contact Mike Vasilios, lead Analyst, at 301-978-8083.

Sincerely,

/s/ Douglas D. McKenney
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